EXHIBIT 11

                               CONSENT OF AUDITORS



INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of Gardner Lewis Investment Trust


We consent to the incorporation by reference in Post Effective Amendment No.13 to Registrations Statement (No. 33-53800) of The Chesapeake Fund of our report dated March 26, 1997, appearing in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


\s\  Deloitte & Touche  LLP

DELOITTE & TOUCHE LLP

Pittsburgh,  Pennsylvania
June 30, 1997